Exhibit iii

          EIGHTH AMENDMENT, dated as of December 22, 1993 (this "Eighth Amendment"), to the AMENDED AND RESTATED MULTI-OPTION FINANCING
FACILITY AGREEMENT, dated as of November 16, 1990, as heretofore amended (as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement"), among DURACELL INTERNATIONAL INC., DURACELL BATTERIES LIMITED, N.V. DURACELL BATTERIES S.A., S.A.
DURACELL BENELUX N.V. and DURACELL S.P.A, formerly known as Diesse S.P.A., as borrowers (the "Borrowers"), BANK OF AMERICA INTERNATIONAL LIMITED, as Facility Agent (in such capacity, the "Facility Agent"), THE FIRST NATIONAL BANK OF CHICAGO, as Documentation Agent (in such capacity,the "Documentation Agent"), and the other financial institutions parties thereto (the "Banks").

                      W I T N E S S E T H :

          WHEREAS, the parties hereto wish to amend certain provisions of the Agreement on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall be used herein as so defined.

          2. Amendment to Section 1.05. Section 1.05 of the Agreement is hereby amended by deleting the defined term "Scheduled Termination Date" and substituting therefor the following:

          "Scheduled Termination Date" shall mean December 30, 1997.

          3. Amendment to Section 2.05(a). Section 2.05(a) of the Agreement is hereby amended to read as follows:

          (a)  Rate of Interest.  (i)  Except as otherwise provided in
          Section 2.05(a)(iii), the Committed Loans shall bear interest as provided in this Section 2.05(a)(i). Revolving Loans other than Domestic Sterling Revolving Loans shall bear interest on the unpaid principal amount at a rate equal to the sum of the LIBOR Rate for the applicable Interest Period plus one-quarter of one percent (0.250%) per annum. Domestic Sterling Revolving Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the sum of the Domestic Sterling
          Rate for the applicable Interest Period plus one-quarter of one percent (0.250%) per annum. Competitive Bid Advances shall bear interest on the unpaid principal amount thereof from the date made until paid in full at the rate specified in the applicable Competitive Bid
Borrowing Notice.  Same Day
          Swingline Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the greater of (x) the Federal Funds Rate and (y) one-eighth of one percent (0.125%) below the Reference Rate. LIBOR Swingline Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the sum of the LIBOR Rate for the applicable seven-day Interest Period plus one-quarter of one percent (0.250%) per annum.

           (ii)  [Intentionally Omitted.]

          (iii)  [Intentionally Omitted.]

          4. Amendment of Section 2.06(b). Section 2.06(b) of the Agreement is hereby amended to read as follows:

          (b) Facility Fee. The Borrowers (other than Diesse) shall pay to the Facility Agent, for the account of the Banks, a facility fee (the "Facility Fee") accruing at the rate of one-eighth of one percent (0.125%) per annum of the average daily total of the Commitments. The Facility Fee shall be calculated on the basis of a year of 365 (or 366, as applicable) days and actual days elapsed and shall be payable in Dollars quarterly in arrears, on the last day of each September, December, March and June and on the Termination Date. The Facility Agent shall promptly remit the Facility Fee, when paid, to the Banks in accordance with their Pro Rata Shares thereof.

          5. Amendment of Section 2.06(c). Section 2.06(c) of the Agreement is hereby amended to read as follows:

          (c) Fees for Syndicated Letters of Credit. The Borrowers each agree to pay to the Facility Agent for the account of the Banks a fee (the "Letter of Credit Fee") with respect to each Syndicated Letter of Credit issued for its account, for the period from the date of issuance of such Syndicated Letter of Credit to the earlier to occur of the expiry date or termination date of such Syndicated Letter of Credit, computed at a rate for each day equal to one-eighth of one percent (0.125%) per annum of the amount available to be drawn thereunder on such day. Accrued Letter of Credit fees shall be computed on the basis of a year of 365 (or 366, as applicable) days and actual days elapsed and shall be due and payable (in the currency in which the related Letter of Credit is denominated) in arrears on the last Business Day of each September, December, March, and June and on the date the respective Syndicated Letter of Credit terminates. The Facility Agent shall promptly remit the Letter of Credit Fee, when paid, to the Banks in accordance with their Pro Rata Shares thereof.
          6. Amendment to Section 2.07. Section 2.07(f) of the Agreement is hereby amended to read as follows:

          (f) Mandatory Reductions of Commitments. (i) The Commitments shall be reduced to zero on December 30, 1997.

          (ii)  The Commitments shall be reduced by the amount of each
					prepayment applied to the Loans under Section 2.07(b).  If any
					prepayment under Section 2.07(b) would have been required had Loans
					or Letter of Credit Obligations in the amount of such prepayment been
					outstanding, the Commitments shall be reduced by the amount of the
					prepayment which would thus have been required.

          7.  Amendment to Section 2.10.  The second sentence of Section
2.10 is hereby amended to read as follows:

     If with respect to any Interest Period, all of the Reference Banks shall have failed to provide quotations for the LIBOR Rate, or if the Facility Agent is advised by the Reference Banks that deposits in the applicable currency (in the applicable amounts) are not being offered by such Reference Bank in the relevant market for such Interest Period or that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, then the Facility Agent shall forthwith give notice thereof to the Borrowers, whereupon until the Facility
     Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (a) the right of the Borrowers to have Committed Loans or Competitive Bid Advances bear interest based upon the LIBOR Rate shall be suspended, and (b) each outstanding
     LIBOR Loan shall, on the expiration of the Interest Period applicable thereto, be converted to Loans having Interest Periods of one month which shall bear interest, with respect to each Bank's Loan, at a rate equal to (i) the rate per annum notified to the Facility Agent by such Bank before the last day of such Interest Period as that which expresses as a percentage rate per annum the cost to such Bank of funding such Loan during such Interest Period, provided, however, that in the case of Diesse Revolving Loans, the cost to the Diesse Lender of funding such Loans shall be deemed to equal the sum of the Diesse Participants' respective costs of funding their advances under the Italian Participation Agreement, plus
     (ii) one-quarter of one percent (0.250%).

          8. Reduction of Commitments. As of the date of the effectiveness of this Eighth Amendment, the Commitments shall be reduced to $250,000,000.

          9. Effective Date. This Eighth Amendment will become effective as of the date hereof upon receipt by the Facility Agent of counterparts hereof executed by the Borrowers, the Guarantors and all the Banks.

          10. Representation. Each Borrower represents and warrants to each Bank that, as of the effective date of this Eighth Amendment, (a) this Eighth Amendment constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally and
(b) since the date of the most recent Form 10-K or 10-Q filed by Holdings, there has occurred no event which has a Material Adverse Effect.

          11. Continuing Effect. Except as expressly amended hereby, the Agreement and each of the Guaranties shall continue to be and shall remain in full force and effect in accordance with its terms.

          12. Reaffirmation. Holdings, Duracell US and Duraname reaffirm their obligations under the Holdings Guaranty, the Duracell US Guaranty and the Duraname Guaranty, respectively, which remain in full force and effect.

          13. Counterparts. This Eighth Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


          [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

DURACELL INTERNATIONAL INC.


By:
   Title:


DURACELL BATTERIES LIMITED


By:
   Title:


N.V. DURACELL BATTERIES S.A.


By:
   Title:


S.A. DURACELL BENELUX N.V.


By:
   Title:


DURACELL S.P.A, formerly known as
  Diesse S.P.A.


By:
   Title:


BANK OF AMERICA INTERNATIONAL
  LIMITED, as Facility Agent


By:
   Title:


THE FIRST NATIONAL BANK OF
  CHICAGO, as Documentation Agent and as a Bank


By:
   Title:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION


By:
   Title:


BANKERS TRUST COMPANY


By:
   Title:


CHEMICAL BANK


By:
   Title:


THE CHASE MANHATTAN BANK,
 NATIONAL ASSOCIATION


By:
   Title:


CONTINENTAL BANK N.A.


By:
   Title:


BANCA COMMERCIALE ITALIANA


By:
   Title:

By:
   Title:


BBL, BANK BRUSSELS LAMBERT


By:
   Title:

By:
   Title:


ABN AMRO BANK N.V. NEW YORK
  BRANCH/CAYMAN ISLANDS BRANCH

By:
   Title:

By:
   Title:
THE MITSUI TRUST AND BANKING
  COMPANY, LIMITED


By:
   Title:


BANQUE PARIBAS


By:
   Title:

By:
   Title:


KREDIETBANK NV, GRAND CAYMAN
BRANCH


By:
   Title:

By:
   Title:


THE FUJI BANK, LIMITED


By:
   Title:


CREDIT LYONNAIS NEW YORK
  BRANCH/CAYMAN ISLAND BRANCH


By:
   Title:

By:
   Title:


THE FIRST NATIONAL BANK OF BOSTON


By:
   Title:


YASUDA TRUST AND BANKING CO., LTD.


By:
   Title:


FRENCH AMERICAN BANKING
CORPORATION


By:
   Title:

By:
   Title:


BANCA DI ROMA - CHICAGO BRANCH


By:
   Title:

By:
   Title:


THE TORONTO-DOMINION BANK


By:
   Title:


THE LONG-TERM CREDIT BANK OF
  JAPAN, LIMITED


By:
   Title:


CREDIT SUISSE


By:
   Title:


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK


By:
   Title:


BAYERISCHE VEREINSBANK AG


By:
   Title:



Acknowledged and Agreed to:


DURACELL INTERNATIONAL INC.


By:
   Title:


DURACELL INC.


By:
   Title:


DURANAME CORP.


By:
   Title: